EXHIBIT 23.2
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            KPMG LLP
            CHARTERED ACCOUNTANTS                 Telephone   (403) 691-8000
            200-205 5 Avenue SW                   Fax         (403) 691-8008
            Calgary AB  T2P  4B9                  Internet    www.kpmg.ca


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Agrium Inc.


We consent to the use of our report dated February 22, 2006 on the consolidated balance sheets of Agrium Inc. as at December 31, 2005 and 2004 and the related consolidated statements of operations and retained earnings and cash flows for each of the years in the three-year period ended December 31, 2005 and our Comments for U.S. Readers on Canada-U.S. Reporting Difference, incorporated in the Registration Statement dated March 2, 2006 on Form S-8 of Agrium Inc..


Signed "KPMG LLP"

Chartered Accountants

Calgary, Canada
March 3, 2006